Exhibit 99.1
F&G Annuities & Life Prices Senior Unsecured Notes Offering
DES MOINES, Iowa, May 20, 2024 /PRNewswire/ -- F&G Annuities & Life, Inc. (NYSE: FG) (“F&G”) today announced that it priced a public offering of $550 million aggregate principal amount of its 6.500% senior notes due 2029 (the “notes”). The offering is expected to close on June 4, 2024, subject to satisfaction of customary closing conditions.
The notes will be guaranteed on an unsecured, unsubordinated basis by each of F&G’s subsidiaries that are guarantors of F&G’s obligations under its existing credit agreement.
F&G intends to use a portion of the net proceeds of this offering to finance a cash tender offer by Fidelity & Guaranty Life Holdings, Inc. (“FGLH”), its wholly owned subsidiary and a guarantor of the notes, for up to $250,000,000 aggregate principal amount of FGLH’s 5.50% Senior Notes due 2025. F&G intends to use the remaining net proceeds of this offering for general corporate purposes, which may include the repurchase, redemption or repayment at maturity of outstanding indebtedness.
BofA Securities, Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC are acting as joint book-running managers; Citigroup Global Markets Inc., Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc. and U.S. Bancorp Investments, Inc. are acting as senior co-managers; and Barclays Capital Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC are acting as co-managers for the offering of the notes.
The public offering is being made pursuant to a registration statement (including a prospectus, as supplemented) that F&G has filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of the registration statement may be accessed through the SEC’s website at www.sec.gov. A copy of the prospectus (as supplemented), when available, may be obtained from BofA Securities, Inc. toll-free at 1-800-294-1322, J.P. Morgan Securities LLC collect at 1-212-834-4533, RBC Capital Markets, LLC toll-free at 1-866-375-6829 and Wells Fargo Securities, LLC toll-free at 1-800-645-3751 or by emailing wfscustomerservice@wellsfargo.com.
This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.
About F&G
F&G is committed to helping Americans turn their aspirations into reality. F&G is a leading provider of insurance solutions serving retail annuity and life customers and institutional clients and is headquartered in Des Moines, Iowa. For more information, please visit www.fglife.com.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are not related to present facts or current conditions or that are not historical facts, as well as statements that address activities, events, or developments that F&G anticipates will or may occur in the future, including, but not limited to, such things as the anticipated timing and closing of the offering of the notes, the use of net proceeds from the offering of the notes and other such matters. You can identify forward-looking statements by words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “predict,” “project,” “seek,” “outlook,” “future,” “will,” “would,” “should,” “could,” “may,” “can have,” “likely” and similar terms. Forward-looking statements include statements based on management’s current expectations and assumptions about future events. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which are beyond F&G’s control, that could cause actual results to differ materially from those in or implied by the forward-looking statements. Factors that may cause such differences include the risks and uncertainties described in F&G’s Annual Report on Form 10-K for the year ended December 31, 2023, as amended, F&G’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and the other reports and filings F&G makes with the SEC. These forward-looking statements speak only as of the date of this press release. F&G disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments, changes in assumptions or otherwise.
Contact:
Lisa Foxworthy-Parker
SVP of Investor & External Relations
515.330.3307
Investor.relations@fglife.com
SOURCE F&G Annuities & Life, Inc.